Exhibit 99.1

SDCL EDGE Acquisition Corporation Receives Notification from the NYSE of Non-Compliance with the Listing Rule to Maintain a Minimum of 300 Public Stockholders on a Continuous Basis

NEW YORK, NY, January 18, 2023 – SDCL EDGE Acquisition Corporation (the “Company”) announced that, on January 12, 2023, it had received a notification letter (the “Notice”) from the New York Stock Exchange (the “NYSE”) informing the Company that, because the number of public stockholders is less than 300, the Company is not in compliance with Section 802.01B of the NYSE Listed Company Manual (the “Listing Rule”). The Listing Rule requires the Company to maintain a minimum of 300 public stockholders on a continuous basis.

The Notice specifies that the Company has 45 calendar days to submit a business plan (the “Business Plan”) that demonstrates how the Company expects to return to compliance with the Listing Rule within 18 months of receipt of the Notice. The Business Plan will be reviewed by the Listings Operations Committee (the “Committee”) of the NYSE. The Committee will either accept the Business Plan, at which time the Company will be subject to quarterly monitoring for compliance with the Business Plan, or the Committee will not accept the Business Plan and the Company will be subject to suspension and delisting procedures.

The Notice and procedures described above have no effect on the listing of the Company’s securities at this time. The Company is already working on the Business Plan and believes that the deficiency will be cured and that it will return to compliance with the NYSE’s listing standards. The current non-compliance with the NYSE’s listing standards described above does not affect the Company’s operations or its efforts to complete a business combination once a suitable target is identified.

The Company’s ordinary shares, warrants and units, which trade under the symbols “SEDA,”“SEDA.WS” and “SEDA.U,” respectively, will continue to be listed and traded on the NYSE during the cure period, subject to the Company’s compliance with the NYSE’s other applicable continued listing standards, and will bear the indicator “.BC” on the consolidated tape to indicate noncompliance with the NYSE’s continued listing standards until compliance is regained.

About SDCL EDGE Acquisition Corporation

SDCL EDGE Acquisition Corporation is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company intends to focus on opportunities created by the rapid shift towards energy efficient and decentralized energy solutions for a lower carbon economy and, in particular, for the built environment and transport sectors.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of the Company’s ability to submit a business plan to regain compliance satisfactory to the NYSE; the Company’s ability to evidence that it has at least 300 public shareholders; and other risks and uncertainties set forth in the Company’s reports filed with the Securities and Exchange Commission (the “SEC”). All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s filings with the SEC. Copies of such filings are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contacts:

Ned Davis

Chief Financial Officer, SDCL EDGE Acquisition Corporation

(212) 488-5509

info@sdclgroup.com

Francesca Lorenzini

Investor Relations Director, SDCL EDGE Acquisition Corporation

(212) 488-5509

info@sdclgroup.com

Kelly McAndrew
Financial Profiles, Inc.

310-622-8239

kmcandrew@finprofiles.com